Exhibit 10.1

EQUITY COMMITMENT AGREEMENT

May 10, 2006

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Subject to the approval of this Agreement by the Bankruptcy Court (as defined below), Owens Corning, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the “Company”), proposes to offer and sell shares of its new common stock, par value $0.10 per share, to be issued pursuant to its Amended Plan (as defined below) (together with any associated share purchase rights other than the Rights (as defined below), “New Common Stock”), pursuant to a rights offering (the “Rights Offering”) whereby each holder of a Bondholder Claim, and each Holder of an Allowed Class A6-A Claim or an Allowed Class A6-B Claim (each an “Eligible Holder”), as of the date (the “Record Date”) fixed by the Bankruptcy Court for the solicitation of acceptances and rejections of the Amended Plan, shall be offered the right (each, a “Right”) to purchase up to its Pro Rata share of 72,900,000 shares (each a “Share”) of New Common Stock at a purchase price of $30.00 per Share (the “Purchase Price”). Each capitalized term used but not defined in this letter (the “Agreement”) shall have the meaning given to it in the Fifth Amended Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-In-Possession filed on December 31, 2005 (as it may have been amended or supplemented, the “Existing Plan”).

In order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, J.P. Morgan Securities Inc. (the “Investor”), agrees to purchase on the Closing Date (as defined in Section 2), and the Company agrees to sell, for the Purchase Price per share, a number of shares of New Common Stock equal to 72,900,000 minus the number of shares of New Common Stock offered pursuant to the Rights Offering purchased on or before the Expiration Time (as defined below) in the Rights Offering (such Shares in the aggregate, the “Unsubscribed Shares”).

The Company will conduct the Rights Offering pursuant to an amended plan of reorganization (the “Amended Plan”), which shall include only those revisions, modifications and amendments to the Existing Plan as necessary to incorporate the Company’s proposed restructuring transactions described in the term sheet attached hereto as Exhibit A (the “Settlement Term Sheet”) and such other revisions, modifications and amendments that the Company and the other proponents of the Amended Plan (“Amended Plan Proponents”) deem necessary or appropriate and that shall not (i) materially adversely affect the obligations or rights of the Investor hereunder, (ii) cause any representation or warranty contained herein to be incorrect or (iii) be inconsistent with the terms of the Settlement Term Sheet, and shall be approved by the court (together with the applicable District Court, to the extent District Court approval of the Amended Plan is sought or required, the “Bankruptcy Court”) administering the Company’s proceedings (the “Proceedings”) under the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”).

Simultaneously with the delivery of this Agreement, (i) the Company (subject, however, to Bankruptcy Court approval), the Asbestos Claimants Committee, the Future Claimants’ Representative and certain Bondholders have entered into the Lockup Agreement, attached hereto as Exhibit B (the “Lock-Up Agreement”) and (ii) the Investor and certain Persons (collectively, the “Ultimate Purchasers”) have entered into a syndication agreement (the “Syndication Agreement”), pursuant to which the Ultimate Purchasers have agreed to purchase certain Unsubscribed Shares from the Investor in the event the Investor purchases Unsubscribed Shares under this Agreement.

In consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the Company and the Investor agree as follows:

1. The Rights Offering. The Rights Offering will be conducted as follows:

(a) Subject to the terms and conditions of this Agreement (including Bankruptcy Court approval), the Company hereby undertakes to offer Shares for subscription by holders of Rights as set forth in this Agreement.

(b) In connection with the Amended Plan the Company shall issue Rights to purchase 72,900,000 Shares in the aggregate. Each Eligible Holder as of the Record Date will receive a Right to purchase up to its Pro Rata share of 72,900,000 Shares. The ballot form(s) (the “Ballots”) distributed in connection with the solicitation of acceptance of the Amended Plan shall provide a place whereby each Eligible Holder may exercise its Right. The Rights may be exercised during a period (the “Rights Exercise Period”) specified in the Amended Plan, which period will commence on the date the Ballots are distributed and will end at the Expiration Time. For the purposes of this Agreement, the “Expiration Time” means 5:00 p.m. New York City time on the 20th calendar day (or if such day is not a Business Day, the next Business Day) after the date the Ballots are distributed under the Amended Plan, or such later date as the Company, subject to the approval of the Investor (which shall not be unreasonably withheld) and the reasonable consent of the other Amended Plan Proponents, may specify in a notice provided to the Investor before 9:00 a.m. New York City time on the Business Day before the then-effective Expiration Time. For the purposes of this Agreement, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. Subject to the approval of this Agreement by the Bankruptcy Court, the Amended Plan shall provide that in order to exercise a Right, each Eligible Holder shall, prior to the Expiration Time, (i) return a duly executed Ballot to the Subscription Agent (as defined below) and (ii) pay an amount equal to the full purchase price of the number of shares of New Common Stock elected to be purchased by such Eligible Holder by wire transfer of immediately available funds reasonably in advance of the date on which the hearing to confirm the Amended Plan is scheduled to commence (the “Confirmation Hearing”) to an escrow account established for the Rights Offering.

(c) There will be no over-subscription rights provided in connection with the Rights Offering.

(d) The Company will issue the Shares to the Eligible Holders with respect to which Rights were validly exercised by such holder upon the effective date of the Amended Plan (the “Effective Date”). If the exercise of a Right would result in the issuance of a fractional share of New Common Stock, then the number of shares of New Common Stock to be issued in respect of such Right will be calculated to one decimal place and rounded down to the next lower whole share.

(e) The Amended Plan will provide that the Company or the Subscription Agent (as defined below) will give notice to each Eligible Holder with respect to which Rights were validly exercised by such holder, advising them of (i) the number of whole shares of New Common Stock that they are bound to purchase pursuant to the Rights Offering, and the aggregate purchase price thereof and (ii) the date or time after the notice by which a wire transfer of such purchase price must be received and (iii) wire transfer instructions for wiring such purchase price to the subscription agent for the Rights Offering (the “Subscription Agent”) or another person designated by the Company.

(f) The Company hereby agrees and undertakes to give the Investor by electronic facsimile transmission the certification by an executive officer of the Company conforming to the requirements specified herein for such certification of either (i) the number of Unsubscribed Shares and the aggregate Purchase Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the Backstop Commitment (as defined below) is terminated (a “Satisfaction Notice”) as soon as practicable after the Expiration Time and, in any event, reasonably in advance of the Closing Date (to be specified in the Agreement Order) (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).

2. The Backstop Commitment.

(a) On the basis of the representations and warranties contained herein, but subject to the conditions set forth in Section 7 (including without limitation the entry of the Agreement Order (as defined below) and the Agreement Order becoming a Final Agreement Order), the Investor agrees to subscribe for and purchase on the Closing Date, and the Company agrees to sell and issue, at the aggregate Purchase Price therefor, all Unsubscribed Shares as of the Expiration Time (the “Backstop Commitment”). For purposes of this Agreement, “Final Agreement Order” shall mean an order or judgment of the Bankruptcy Court, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or request reargument or further review or rehearing has expired and no appeal, petition for certiorari or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the request was made and no further appeal or petition for certiorari has been or can be taken or granted.

(b) On the basis of the representations and warranties herein contained, but subject to the entry of the Agreement Order, the Company will pay to the Investor a backstop fee of $100,000,000 (the “Backstop Fee”) to compensate the Investor for the risk of its undertaking herein. The Backstop Fee will be paid in U.S. dollars on the first Business Day after the tenth day after the entry of the Agreement Order; it being understood that in the event the Agreement Order is appealed, and the highest court to which the Agreement Order was appealed issues an order vacating or reversing the Agreement Order and further orders disgorgement of all or a portion of the Backstop Fee, the Investor shall promptly return to the Company the portion of the Backstop Fee required to be so disgorged. Subject to the entry of the Agreement Order, the Extension Fee (as defined below), if any, will be paid by the Company as provided in Section 10(a)(ii); it being understood that in the event the Agreement Order is appealed, and the highest court to which the Agreement Order was appealed issues an order vacating or reversing the Agreement Order and further orders disgorgement of all or a portion of the Extension Fee, the Investor shall promptly return to the Company the portion of the Extension Fee required to be so disgorged. Payment of the Backstop Fee and the Extension Fee, if any, will be made by wire transfer of federal (same day) funds to the account specified by the Investor to the Company at least 24 hours in advance; provided, that if the Investor receives the Backstop Fee, the Investor shall waive any of its rights to receive indirect, consequential or punitive damages in connection with this Agreement and the transactions contemplated hereby. Except as set forth herein, the Backstop Fee and the Extension Fee, if any, will be nonrefundable when paid.

(c) Upon the entry of the Agreement Order, the Company will reimburse or pay, as the case may be, the out-of-pocket expenses reasonably incurred by the Investor with respect to the transactions contemplated hereby and all Bankruptcy Court and other judicial and regulatory proceedings related to such transactions (collectively, “Transaction Expenses”), including all reasonable fees and expenses of both Simpson Thacher & Bartlett LLP and Stroock & Stroock & Lavan LLP, counsel to the Investor, and reasonable fees and expenses of any other professionals to be retained by the Investor with the prior approval of the Company (which approval shall not be unreasonably withheld) in connection with the transactions contemplated by the Settlement

Term Sheet, within 10 days of presentation of an invoice approved by the Investor, without Bankruptcy Court review or further Bankruptcy Court order, whether or not the transactions contemplated hereby are consummated; it being understood that in the event the Agreement Order is appealed, and the highest court to which the Agreement Order was appealed issues an order vacating or reversing the Agreement Order and further orders disgorgement of all or a portion of the Transaction Expenses, the Investor shall promptly return to the Company the portion of the Transaction Expenses required to be so disgorged. Subject to the entry of the Agreement Order, the filing fee, if any, required by the HSR Act (as defined below) shall be paid by the Company on behalf of the Investor when filings under the HSR Act are made, together with all expenses of the Investor incurred to comply therewith. These obligations are in addition to, and do not limit, the Company’s obligations under Section 8.

(d) As promptly as practicable, but in any event at least four (4) Business Days prior to the Closing Date, the Company will provide a Purchase Notice or a Satisfaction Notice to the Investor as provided above, setting forth a true and accurate determination of the aggregate number of Unsubscribed Shares, if any; provided, that on the Closing Date the Investor will purchase, and the Company will sell, only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Investor to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.

(e) Delivery of the Unsubscribed Shares will be made by the Company to the account of the Investor (or to such other accounts as the Investor may designate) at 9:00 a.m., New York City time, on the Effective Date (the “Closing Date”) against payment of the aggregate Purchase Price for the Shares by wire transfer of federal (same day) funds to the account specified by the Company to the Investor at least 24 hours in advance.

(f) All Unsubscribed Shares will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company to the extent required under the Confirmation Order or applicable law.

(g) The documents to be delivered on the Closing Date by or on behalf of the parties hereto and the Unsubscribed Shares will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Ave, New York, New York 10017 on the Closing Date.

(h) Notwithstanding anything to the contrary in this Agreement, the Investor, in its sole discretion, may designate that some or all of the Shares be issued in the name of, and delivered to, one or more of its Affiliates or to any other Person, including any Ultimate Purchaser.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Investor as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date:

(a) Incorporation and Qualification. The Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of their respective jurisdictions of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent the failure to be so qualified or be in good standing has not had or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(g) below, to consummate the transactions contemplated by this Agreement or the Amended Plan (a “Material Adverse Effect”).

(b) Corporate Power and Authority.

(i) (A) The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and, subject to entry of the Agreement Order and the Confirmation Order (together, the “Court Orders”) and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Rules 6004(h) and 3020(e) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) respectively, to perform its obligations hereunder and thereunder, including the issuance of the Rights and Shares. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights and Shares, other than board of directors’ approval of, or other board action to be taken with respect to, the documents to implement the Rights Offering.

(B) When executed and delivered, the Company will have the requisite corporate power and authority to enter into, execute and deliver the Registration Rights Agreement (as defined in Section 5(n) hereof) and all necessary corporate action required for the due authorization, execution, delivery and, subject to entry of the Court Orders and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), respectively, performance of the Registration Rights Agreement will have been taken by the Company.

(ii) Prior to the entry of the Agreement Order, the Company will have the requisite corporate power and authority to execute the Amended Plan and to file the Amended Plan with the Bankruptcy Court and, subject to entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rule 3020(e), to perform its obligations thereunder, and will have taken all necessary corporate actions required for the due authorization, execution, delivery and performance by it of the Amended Plan.

(c) Execution and Delivery; Enforceability.

(i) This Agreement has been and the Registration Rights Agreement will be duly and validly executed and delivered by the Company, and, upon the entry of the Agreement Order and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rule 6004(h), each such document will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(ii) The Amended Plan will be duly and validly filed with the Bankruptcy Court by the Company and, upon the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rule 3020(e), will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d) Authorized Capital Stock. Upon the Effective Date, the authorized capital stock of the Company will conform to the authorized capital stock set forth in the Disclosure Statement and the issued and outstanding shares of capital stock of the Company will conform to the description set forth in the Settlement Term Sheet.

(e) Issuance. Subject to the approval of this Agreement by the Bankruptcy Court, the distribution of the Rights and issuance of the Shares, including the Shares to be issued and sold by the Company to the Investor hereunder, have been duly and validly authorized and, when the Shares are issued and delivered against payment therefor in the Rights Offering or to the Investor hereunder, will be duly and validly issued, fully paid and non-assessable, and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(f) No Conflict. Subject to the entry of the Court Orders and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable, the distribution of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights and the consummation of the Rights Offering by the Company and the execution and delivery (or, with respect to the Amended Plan, the filing) by the Company of this Agreement and the Amended Plan and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including compliance by the Investor with its obligations hereunder and thereunder) (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent provided in or contemplated by the Amended Plan, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company included in the Amended Plan and as applicable to the Company from and after the Effective Date and (iii) will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclause (i) or (iii) as will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except in any such case described in subclause (i), for (w) the registration under the Securities Act of 1933 and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) of resales of the Shares following exercise of Rights, (x) the approval by the Bankruptcy Court of the Company’s authority to enter into and implement this Agreement, (y) filings with respect to and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Act (the “HSR Act”) relating to the placement of Shares with the Investor and (z) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Investor.

(g) Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights or to Investor hereunder and the consummation of the Rights Offering by the Company and the execution and delivery by the Company of this Agreement, the Registration Rights Agreement or the Amended Plan and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the entry of the Court Orders and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable, (ii) the registration under the Securities Act of resales of the Unsubscribed Shares, (iii) filings with respect to and the expiration or termination of the waiting period under the HSR Act relating to the placement of Shares with the Investor, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Incorporation to be applicable to the Company from and after the Effective Date and (v) such consents, approvals, authorizations, registrations or qualifications (x) as may be required under NYSE or Nasdaq rules and regulations in order to consummate the transactions contemplated herein, (y) as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Investor or (z) the absence of which will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Arm’s Length. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Investor is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Investor shall have no responsibility or liability to the Company with respect thereto. Any review by the Investor of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investor and shall not be on behalf of the Company.

(i) Non-public information. As of the date hereof, all material non-public information relevant to the valuation of the Company which has been made available to the Investor has also been made available to the representatives of the Asbestos Claimants Committee.

(j) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated Subsidiaries included or incorporated by reference in the

Disclosure Statement, the Exchange Act Documents (as defined below), and to be included or incorporated by reference in the Registration Statement (as defined below) and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934 and the rules and regulation of the Commission thereunder (the “Exchange Act”) and the Bankruptcy Code, as applicable, and present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Exchange Act Documents), and the supporting schedules included or incorporated by reference in the Disclosure Statement and the Exchange Act Documents, and to be included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Disclosure Statement and the Exchange Act Documents, and to be included or incorporated by reference in the Registration Statement and the Prospectus, has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Disclosure Statement and the Exchange Act Documents, and to be included in the Registration Statement and the Prospectus, has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Disclosure Statement and the Exchange Act Documents and will be set forth in the Registration Statement and the Prospectus when they become effective. Notwithstanding the foregoing, the Investor acknowledges that the financial position of the Company reflected in the financial information included or incorporated by reference in the Disclosure Statement and the Exchange Act Documents, to be included or incorporated by reference in the Registration Statement and the Prospectus, does not reflect implementation of “fresh start” accounting pursuant to Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” by the American Institute of Certified Public Accountants.

(k) Disclosure Statement and Exchange Act Documents. The Disclosure Statement, when it was filed with the Bankruptcy Court, and the documents filed under the Exchange Act with the Commission prior to the date of this Agreement (the “Exchange Act Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, in the case of the Disclosure Statement, to the Bankruptcy Code, and in the case of the Exchange Act Documents, to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such Disclosure Statement or Exchange Act Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Disclosure Statement or the Prospectus, as the case may be, when such documents become effective or are filed with the Bankruptcy Court or the Commission, as the case may be, will conform in all material respects to, in the case of the Disclosure Statement, the requirements of the Bankruptcy Code, and in the case of documents filed under the Exchange Act, the requirements of the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Preliminary Prospectus. Each Preliminary Prospectus, at the time of filing thereof, will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by the Investor expressly for use in any Preliminary Prospectus. As used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement, at the time of their respective effectiveness that omits Rule 430A Information, and the term “Prospectus” means the prospectus in the form first used to confirm sales of the Shares.

(m) Registration Statement and Prospectus. As of the effective date of the Registration Statement, the Registration Statement will comply in all material respects with the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Investor or the Ultimate Purchasers furnished to the Company in writing by the Investor or the Ultimate Purchasers expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(n) No Material Adverse Change. As of the date hereof, since December 31, 2005, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case (x) as otherwise disclosed in the Disclosure Statement or the Exchange Act Documents and (y) the transactions contemplated hereby or by the Settlement Term Sheet.

(o) Descriptions of the Transaction Documents. Each of this Agreement, the Registration Rights Agreement, the Syndication Agreement, the Collars, the Amended Plan, the Agreement Order and the Confirmation Order (collectively, the “Transaction Documents”) will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(p) No Violation or Default. As of the date hereof, neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or similar organizational documents. As of the date hereof, neither the Company nor any of its Subsidiaries is: (i) except as a result of the Proceedings, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Legal Proceedings. Except as described in the Disclosure Statement or the Exchange Act Documents, as of the date hereof, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; as of the date hereof, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and as of the date hereof, (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in the Exchange Act Documents that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Exchange Act to be filed as exhibits to the Exchange Act Documents or described in the Exchange Act Documents that are not so filed or described.

(r) Independent Accountants. PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), who have certified certain financial statements of the Company and its Subsidiaries are independent public accountants with respect to the Company and its Subsidiaries as required by the Securities Act.

(s) Title to Intellectual Property. As of the date hereof, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess any such rights could not reasonably be expected to have a Material Adverse Effect; and as of the date hereof, except as could not reasonably be expected to have a Material Adverse Effect, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its Subsidiaries have not received any notice of any material claim of infringement or conflict with any such material rights of others.

(t) No Undisclosed Relationships. As of the date hereof, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Exchange Act to be described in the Exchange Act Documents and that are not described.

(u) Investment Company Act. As of the date hereof, the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v) Licenses and Permits. As of the date hereof, the Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Statement and the Exchange Act Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and as of the date hereof, except as described in the Disclosure Statement and the Exchange Act Documents and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(w) Compliance With Environmental Laws. As of the date hereof, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of each of the clauses (i), (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Compliance With ERISA. As of the date hereof, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of

1986, as amended (the “Code”), except where the failure to comply with such applicable statutes, orders, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect, as of the date hereof, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except such transactions that would not, individually or in the aggregate, have a Material Adverse Effect; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has, as of the date hereof, been incurred, whether or not waived, and, as of the date hereof, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(y) Accounting Controls. As of the date hereof, the Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Insurance. As of the date hereof, the Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for companies whose businesses are similar to the Company and its Subsidiaries; and, as of the date hereof, neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(aa) No Unlawful Payments. As of the date hereof, neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(bb) No Restrictions on Subsidiaries. Except as described in the Disclosure Statement or otherwise set forth in the record of the Proceedings, and subject to the Bankruptcy Code, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the

Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(cc) No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Investor for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Rights or the Shares.

(dd) No Registration Rights. Except as will be expressly provided in the Registration Rights Agreement or the Disclosure Statement, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Rights and the Shares.

(ee) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ff) Business With Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(gg) Margin Rules. Neither the issuance, sale and delivery of the Rights or the Shares nor the application of the proceeds thereof by the Company as to be described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hh) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the case of the Disclosure Statement and the Exchange Act Documents, has been made or reaffirmed, and in the case of the Registration Statement and the Prospectus, will be made or reaffirmed, without a reasonable basis or has been disclosed other than in good faith.

(ii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data to be included in the Disclosure Statement, Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

4. Representations and Warranties of the Investor. The Investor represents and warrants to, and agrees with, the Company as set forth below. Each representation, warranty and agreement is made as of the date hereof and as of the Closing Date:

(a) Incorporation. The Investor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware.

(b) Corporate Power and Authority. The Investor has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and thereunder and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement and the Registration Rights Agreement.

(c) Execution and Delivery. This Agreement has been duly and validly executed and delivered by the Investor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

(d) Securities Laws Compliance. The Unsubscribed Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.

(e) Sophistication. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares being acquired hereunder. The Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Shares for an indefinite period of time).

(f) Information. The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

5. Additional Covenants of the Company. The Company agrees with the Investor:

(a) Agreement Motion and Agreement Order. To file a motion and supporting papers (the “Agreement Motion”) (including an order in form and substance satisfactory to each of the Company and the Investor) seeking an order of the Bankruptcy Court (the “Agreement Order”) approving this Agreement and the exhibits attached hereto, the Syndication Agreement, the payment of the Backstop Fee, Extension Fee and Termination Fee provided for herein, and the release and exculpation of the Investor, its affiliates, representatives and advisors from any liability for participation in the transactions contemplated hereby, by the Registration Rights Agreement, the Amended Plan and the Syndication Agreement to the fullest extent permitted under applicable law. The Company agrees that it shall use its reasonable best efforts, subject to any applicable fiduciary duties, to (i) fully support the Agreement Motion, and any application seeking Bankruptcy Court approval and authorization to pay the fees and expenses hereunder including the Termination Fee, if any, as an administrative expense of the estate, including, but not limited to, filing supporting affidavits on behalf of the Company and/or its financial advisor and providing the testimony of the affiants if needed and (ii) obtain approval of the Agreement Order as soon as practicable following the filing of the motion therefor.

(b) Amended Plan and Amended Disclosure Statement. To file the Amended Plan (and a related disclosure statement (the “Amended Disclosure Statement”)) in a form that is reasonably satisfactory to the Company and the other Amended Plan Proponents, and that is consistent in all material respects with the Settlement Term Sheet, and to use its reasonable best efforts to obtain the entry of the Confirmation Order by the Bankruptcy Court. The Company will, subject to the reasonable consent of the other Amended Plan Proponents, authorize, execute, file with the Bankruptcy Court and seek confirmation of, an Amended Plan that (i) is consistent in all material respects with this Agreement, (ii) provides for the release and exculpation of the Investor, its affiliates, representatives and advisors to the fullest extent permitted under applicable law, and (iii) has conditions to confirmation and the effective date of the Amended Plan (and to what extent any such conditions can be waived and by whom) that are reasonably consistent with this Agreement. The Company will provide to the Investor and its counsel a copy of the Amended Plan and the Amended Disclosure Statement and a reasonable opportunity to review and comment on such documents prior to such documents being filed with the Bankruptcy Court. In addition, the Company will provide to the Investor and its counsel a copy of the Confirmation Order and a reasonable opportunity to review and comment on such order prior to such order being filed with the Bankruptcy Court.

(c) Rights Offering. To effectuate the Rights Offering as provided herein and to use reasonable best efforts to seek entry of an order of the Bankruptcy Court, prior to the commencement of the Rights Offering, authorizing the Company to conduct the Rights Offering pursuant to the securities exemption provisions set forth in section 1145(a) of the Bankruptcy Code.

(d) Listing. To use reasonable best efforts to list and maintain the listing of the New Common Stock (and any applicable associated share purchase rights) on the NYSE or the quotation of the New Common Stock (and any applicable associated share purchase rights) on the Nasdaq National Market.

(e) Notification. To notify, or to cause the Subscription Agent to notify, on each Friday during the Rights Exercise Period and on each Business Day during the five Business Days prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by the Investor, the Investor of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(f) Unsubscribed Shares. To determine the number of Unsubscribed Shares, if any, in good faith, to provide a Purchase Notice or a Satisfaction Notice that accurately reflects the number of Unsubscribed Shares as so determined and to provide to the Investor a certification by the Subscription Agent of the Unsubscribed Shares or, if such certification is not available, such written backup to the determination of the Unsubscribed Shares as Investor may reasonably request.

(g) Stock Splits, Dividends, etc. In the event of any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of New Common Stock, the Purchase Price and the number of Unsubscribed Shares to be purchased hereunder will be proportionally adjusted to reflect the increase or decrease in the number of issued and outstanding shares of New Common Stock.

(h) HSR. To use its reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.

(i) Effectiveness of the Registration Statement. To use its reasonable best efforts to prepare and file, in cooperation with the Investor, a shelf registration statement (the “Registration Statement”) covering resales of New Common Stock held by the Investor and the Ultimate Purchasers as soon as practicable after the date hereof and provide the Investor with a reasonable opportunity to review and propose changes to the Registration Statement before any filing with the Commission; to advise the Investor, promptly after it receives notice thereof, of the time when the Registration Statement has been filed or has become effective or any prospectus or prospectus supplement has been filed and to furnish the Investor with copies thereof; to advise the Investor promptly after it receives notice thereof of any comments or inquiries by the Commission (and to furnish the Investor with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus or for additional information. The foregoing provisions, as well as provisions applicable to customary demand and piggyback registration rights, shall be set forth in the Registration Rights Agreement.

(j) Clear Market. For a period of 180 days after the Closing Date (unless the Put Agreement (as defined in Section 5(n)) has been entered into, in which case, until the end of the exercise period under the Put Agreements (as defined below)) (the “Restricted Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital stock of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of capital stock of the Company or such other securities, in cash or otherwise, without the prior written consent of the Investor, except for (i) Rights and New Common Stock issuable upon exercise of Rights, (ii) shares of New Common Stock issued upon the exercise of any stock options outstanding as of the Effective Date, (iii) the issuance of New Common Stock and other equity interests as set forth in the Settlement Term Sheet and pursuant to the Amended Plan and (iv) the issuance in the aggregate of up to 5% of the outstanding New Common Stock as of the Closing Date. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k) Use of Proceeds. The Company will apply the net proceeds from the sale of the Rights or the Shares as provided in the Settlement Term Sheet under the heading “Use of Proceeds”.

(l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(m) Reports. So long as the Investor holds Shares, the Company will furnish to the Investor, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Rights or the Shares, as the case may be, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(n) Put Agreements; Call Agreements; and Registration Rights Agreements. The Company agrees that it shall file with the Bankruptcy Court no less than 5 Business Days prior to the hearing to approve the Amended Disclosure Statement forms of (i) definitive agreements, reasonably satisfactory to the Investor, relating to obligations of the Ultimate Purchasers to purchase 28.6 million shares of New Common Stock from the Asbestos PI Trust (the “Put Agreements”), and relating to obligations of the Asbestos PI Trust to sell 28.6 million shares of New Common Stock to the Ultimate Purchasers (the “Call Agreements” and together with the Put Agreement, the “Collars”), and (ii) a registration rights agreement (the “Registration Rights Agreement”) in form and substance reasonably satisfactory to the Company and the Investor and which shall include the terms set forth in Exhibit C hereto. The Company and the Investor shall use reasonable best efforts to negotiate and execute, and seek Bankruptcy Court approval of, the

Registration Rights Agreement as promptly as practicable; provided that, the Company shall not be required to seek an approval outside of the Confirmation Hearing to approve the Registration Rights Agreement.

6. Additional Covenants of the Investor. The Investor agrees with the Company:

(a) Information. To provide the Company with such information as the Company reasonably requests regarding the Investor for inclusion in the Registration Statement and the Disclosure Statement.

(b) HSR Act. To use reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.

(c) To use reasonable efforts to facilitate the entry of the Agreement Order.

(d) To not file any pleading or take any other action in the Bankruptcy Court with respect to this Agreement, the Amended Plan, the Amended Disclosure Statement or the Confirmation Order of the consummation of the transactions contemplated hereby or thereby that is inconsistent in any material respect with this Agreement or the Company’s efforts to obtain the entry of court orders consistent with this Agreement.

(e) Document Approval. To approve the documents listed in subparts (i) through (iii) of Section 7(b) within the time limits set forth therein so long as such documents satisfy the criteria set forth in subparts (i) through (iii) of such section.

7. Conditions to the Obligations of the Investor. The obligation of the Investor to purchase the Unsubscribed Shares pursuant to the Backstop Commitment on the Closing Date are subject to the following conditions:

(a) Agreement Order. The Agreement Order shall have been entered by the Bankruptcy Court in the form satisfactory to each of the Company and the Investor, and the Agreement Order shall have become a Final Agreement Order.

(b) Approval of Amended Plan. The Investor shall have approved in writing (i) prior to filing with the Bankruptcy Court, a draft of the Amended Plan that (A) is consistent in all material respects with this Agreement, (B) is consistent in all material respects with the Settlement Term Sheet, (C) provides for the release and exculpation of the Investor, its affiliates, representatives and advisors to the fullest extent permitted under applicable law, and (D) has conditions to confirmation and the effective date of the plan (and to what extent any such conditions can be waived and by whom) that are consistent with this Agreement in all material respects; (ii) prior to filing with the Bankruptcy Court, a draft of the Amended Disclosure Statement that is consistent in all material respects with the Amended Plan as it relates to this Agreement; (iii) prior to filing with the Bankruptcy Court, a draft of the Confirmation Order, that is consistent in all material respects with the provisions of the Amended Plan specified in

7(b)(i)(A)-(D) above; and (iv) prior to filing with the Bankruptcy Court, drafts of any amendments or supplements to any of the foregoing, to the extent any such amendment or supplement effects a material change to the Amended Plan as it relates to this Agreement or any change to the total amount of or conditions to the payments made or to be made under this Agreement.

(c) Inconsistent Transaction. Subject to the approval of this Agreement by the Bankruptcy Court, the Company shall not have made a public announcement, entered into an agreement, or filed any pleading or document with the Bankruptcy Court, evidencing its intention to support, or otherwise supported, any transaction inconsistent with the Amended Plan approved by the Investor in accordance with Section 7(b) or this Agreement (a “Competing Transaction”).

(d) Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court and such order shall be non-appealable, shall not have been appealed within ten calendar days of entry or, if such order is appealed, shall not have been stayed pending appeal, and there shall not have been entered by any court of competent jurisdiction any reversal, modification or vacatur, in whole or in part, of the Confirmation Order.

(e) Amended Plan and Confirmation Order. The Amended Plan, as approved, and the Confirmation Order as entered, by the Bankruptcy Court, shall be in the form approved by Investor in accordance with Section 7(b), with such amendments, modifications or changes that (i) are consistent in all respects with this Agreement, (ii) are consistent in all material respects with the form of the Amended Plan and the Confirmation Order approved by the Investor pursuant to Section 7(b), (iii) provide for the release and exculpation of the Investor, its affiliates, representatives and advisors to the fullest extent permitted under applicable law and (iv) otherwise are consistent in all material respects with the Settlement Term Sheet.

(f) Conditions to Confirmation. The conditions to confirmation and the conditions to the effective date of the Amended Plan have been satisfied or waived by the Company and the other Amended Plan Proponents in accordance with the Amended Plan, and the Effective Date shall have occurred or will occur on the Closing Date.

(g) Registration Statement. The Registration Statement shall be effective not later than the Effective Date and no stop order shall have been entered by the Commission with respect thereto.

(h) Rights Offering. The Company shall have commenced the Rights Offering, the Rights Offering shall have been conducted in accordance with Section 1145 under the Bankruptcy Code and in all material respects in accordance with this Agreement and the Expiration Time shall have occurred.

(i) Purchase Notice. The Investor shall have received a Purchase Notice in accordance with Section 1(f) from the Company, dated as of the Determination Date, certifying as to the number of Unsubscribed Shares to be purchased pursuant to the Backstop Commitment.

(j) Valid Issuance. The New Common Stock shall be, upon payment of the aggregate Purchase Price as provided herein, validly issued, fully paid, non-assessable and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(k) No Restraint. No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Amended Plan, the Rights Offering or the transactions contemplated by this Agreement.

(l) Extension Fee. If required by Section 10(a)(ii), the Investor shall have received payment of the Extension Fee; the Extension Fee, if any, shall not have been required to be repaid, by the Bankruptcy Court or otherwise, to the Company.

(m) HSR Act. If any of the purchase of Shares by the Investor pursuant to this Agreement, the purchase of Shares from the Asbestos PI Trust (as defined in the Settlement Term Sheet) pursuant to the agreements referred to in Section 10(a)(vi) hereof or the purchases from the Investor under the Syndication Agreement is subject to the terms of the HSR Act, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.

(n) Enforceability. This Agreement shall be valid and enforceable against the Company and the Company shall not be in breach of this Agreement.

(o) NYSE/Nasdaq. The New Common Stock issuable upon exercise of the Rights shall be approved for trading on the NYSE or Nasdaq, subject to official notice of issuance.

(p) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers shall have furnished to the Investor, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Investor, in form and substance reasonably satisfactory to the Investor, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(q) Opinion of Counsel for the Company. Sidley Austin LLP, counsel for the Company, shall have furnished to the Investor, at the request of the Company, their written opinion and negative assurance statement relating to the Registration Statement and Prospectus1, dated the Closing Date and addressed to the Investor, in form and substance reasonably satisfactory to the Investor.

(r) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued in each by any federal, state or foreign governmental or regulatory authority that, as of the Closing Date, prohibits the issuance or sale of the Rights or the Shares or the resale of the Shares pursuant to the Syndication Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that, as of the Closing Date, prohibits the issuance or sale of the Rights or the Shares or the resale of the Shares pursuant to the Syndication Agreement.

[1]	Containing a 10b-5 statement.

(s) Good Standing. The Investor shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries (as such term is defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act) in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(t) Representations and Warranties and Covenants. The representations and warranties of the Company in paragraphs (a)-(h), (j)-(m), (o), (r) and (bb)-(ii) of Section 3 shall be true and correct on the date hereof and as if made on the Closing Date, the representations and warranties of the Company in paragraphs (i), (n), (p), (q) and (s)-(aa) of Section 3 shall be true and correct on the date hereof (and shall not be required to be true on any subsequent date) and the Company shall have complied in all material respects with all covenants to this Agreement and the Registration Rights Agreement.

(u) Officer’s Certificate. The Investor shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Investor (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the information set forth therein is true and correct, (ii) confirming that the Company has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in Sections 7(g) and 7(t) above.

(v) Bankruptcy Court Approval. The Collars and the Registration Rights Agreement shall have been approved by the Bankruptcy Court and shall have been executed by the parties thereto in substantially the same form as the forms thereof filed with the Bankruptcy Court.

8. Indemnification.

(a) Subject to the approval of this Agreement by the Bankruptcy Court, whether or not the Rights Offering is consummated or this Agreement or the Backstop Commitment is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Investor and Ultimate Purchasers, their respective affiliates and their respective officers, directors, employees, agents and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding with respect to the Rights Offering, the Backstop Commitment, the Transaction Documents, the Registration Statement or the Prospectus or the transactions contemplated thereby, including without limitation, payment of the Extension Fee, the Backstop Fee, or Termination Fee (as defined below), if any, distribution of Rights, purchase and sale of Shares in the Rights Offering and purchase and sale of Shares pursuant to the Backstop Commitment, or any breach of the Company of this Agreement or the Registration Rights Agreement, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from (i) bad faith, gross negligence or willful misconduct on the part of such Indemnified Person or (ii) statements or omissions in the Registration Statement or Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to the Investor or the Ultimate Purchaser furnished to the Company in writing by or on behalf of the Investor or the Ultimate Purchaser expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the sale of Shares contemplated by this Agreement bears to (ii) the fee paid or proposed to be paid to the Investor in connection with such sale. The Indemnifying Party also agree that no Indemnified Person shall have any liability based on their exclusive or contributory negligence or otherwise to the Indemnifying Party, any person asserting claims on behalf of or in right of any of the Indemnifying Party, or any other person in connection with or as a result of the Rights Offering, the Backstop Commitment, the Transaction Documents, the Registration Statement, the Prospectus or the transactions contemplated thereby, except as to any Indemnified Person to the extent that any losses, claims, damages, liability or expenses incurred by the Company are finally judicially determined to have resulted from (i) bad faith, gross negligence or willful misconduct of such Indemnified Person in performing the services that are the subject of this Agreement or the Registration Rights Agreement or (ii) statements or omissions in the Registration Statement or Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to the Investor or the Ultimate Purchaser furnished to the Company in writing by or on behalf of the Investor or the Ultimate Purchaser expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto; provided, however, that in no event shall an Indemnified Person or such other parties have any liability for any indirect, consequential or punitive damages in connection with or as a result of any of their activities related to the foregoing. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 8 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

(b) Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, litigation, investigation or proceeding relating to the Transaction Documents, the Registration Statement, the Prospectus or any of the transactions contemplated thereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 8. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by Investor, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 8. Notwithstanding anything in this Section 8 to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Section 8, the Indemnifying Party shall be liable for any settlement of any Proceedings effected without its written consent if (i) such settlement is entered into more than (x) 60 days after receipt by the Indemnifying Party of such request for reimbursement and (y) 30 days after receipt by the Indemnified Party of the material terms of such settlement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

9. Survival of Representations and Warranties, Etc. Notwithstanding any investigation at any time made by or on behalf of any party hereto, all representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the Closing Date, except that the representations and warranties made in Sections 3(i), (n), (p) (q) and (s)-(aa) will only survive for a period of three (3) years after the Closing Date.

10. Termination.

(a) The Investor may terminate this Agreement:

(i) On or after June 30, 2006, if the Bankruptcy Court has not entered the Agreement Order;

(ii) On or after October 31, 2006; provided that if the Company notifies the Investor in writing by 3:00 p.m. New York City time on or before October 24, 2006 that it wishes to extend such date until December 15, 2006, then the Investor may not terminate pursuant to this paragraph (a)(ii) until December 15, 2006, provided that, as a condition to the effectiveness of such extension, the Company has paid to the Investor not later than 3:00 p.m. New York City time on October 31, 2006, a fee (the “Extension Fee”) in the amount of $30,000,000, which amount will be paid to the Investor by the Company by wire transfer of immediately available funds;

(iii) Upon the failure of the Company to pay the Extension Fee, if any, when due;

(iv) Upon the failure of any of the conditions set forth in Section 7 hereof to be satisfied, which failure cannot be cured by October 31, 2006 or, if the Extension Fee has been paid, December 15, 2006; or

(v) If the Company makes a public announcement, enters into an agreement, or files any pleading or document with the Bankruptcy Court, evidencing its intention to support, or otherwise supports, any Competing Transaction.

(b) Prior to the entry of the Agreement Order, the Company may provide written notice to the Investor of its determination not to proceed with the transactions contemplated hereby, whereupon this Agreement will terminate.

(c) If this Agreement is terminated pursuant to Section 10(b) and at the time of such termination the Investor is in compliance in all material respects with this Agreement, then, subject to the approval of the Bankruptcy Court, the Company shall pay the Investor $20,000,000 (the “Termination Fee”), and, in any case, the Company shall pay to the Investor any Transaction Expenses and any other amounts certified by the Investor to be due and payable hereunder that have not been paid theretofore. Payment of the amounts due under this Section 10(c), will be made by wire transfer of federal (same day) funds to the account specified by the receiving party at least 24 hours in advance to the other party hereto. The provision for the payment of the Termination Fee is an integral part of the transactions contemplated by this Agreement and without this provision the Investor would not have entered into this Agreement and shall, subject to the approval of the Bankruptcy Court, constitute an administrative expense of the Company under section 364(c)(1) of the Bankruptcy Code. Accordingly, if payment shall become due and payable pursuant to this Section, and suit is commenced which results in a final judgment against the Company no longer subject to appeal, the Company shall pay to the Investor its costs and expenses, including attorneys’ fees, in connection with collecting or enforcing its rights and remedies hereunder.

(d) In no event will the Termination Fee, if any, be refundable upon termination of this Agreement pursuant to this Section 10.

(e) Upon termination under this Section 10, the covenants and agreements made by the parties herein under Sections 8, 9 and 11 through 18 will survive indefinitely in accordance with their terms.

11. Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)	If to Investor, to:

J.P. Morgan Securities Inc.

270 Park Avenue, 17th Floor

New York, New York 10017

Attention: Mr. Stanley Lim,

Operations Group

Fax: (212) 270-2157

with copies to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention: Lewis Kruger

                    Brett Lawrence

Fax: (212) 806-6006

and to:

Simpson Thacher & Bartlett LLP

425 Lexington Ave,

New York New York 10017

Attention: Michael D. Nathan

                    Mark Thompson

Fax: (212) 455-2502

(b)	If to the Company, to:

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Attention: Michael Thaman

                    Stephen Krull

Fax:

with a copy to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Larry A. Barden

                    James R. Looman

Fax: (312) 853-7036

12. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Notwithstanding the previous sentence, this Agreement, or the Investor’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Investor to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Investor over which the Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided, that any such assignee assumes the obligations of the Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Investor. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Investor of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 8 with respect to the Indemnified Parties, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

13. Prior Negotiations; Entire Agreement. This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

14. GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF

DELAWARE. THE INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

15. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

16. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance, and subject, to the extent required, to the approval of the Bankruptcy Court. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

17. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

18. Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

19. Modifications Necessary to Reflect Corporate Restructuring. The Amended Plan currently contemplates that, on the Effective Date, the Company intends to effect a restructuring plan which would organize the Company and its subsidiaries along the Company’s major business lines. This restructuring plan may result in the creation of a new Delaware company to serve as the parent corporation and holding company for the Company and its subsidiaries (“Holdco”). To the extent that such plan to create the Holdco structure is pursued with the approval of the Bankruptcy Court, the parties hereto shall consider in good faith making appropriate modifications to this Agreement and the Registration Rights Agreement to accommodate the Holdco structure.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company.

Very truly yours,

OWENS CORNING

By:	/s/ Stephen K. Krull
Name:
Title:

Accepted as of the date hereof:

J.P. MORGAN SECURITIES INC.

By:	/s/ Eric Rosen
Name:	Eric Rosen
Title:	Managing Director

[Signature Page of Equity Commitment Agreement]

EXECUTION COPY

FIRST AMENDMENT TO THE EQUITY COMMITMENT AGREEMENT

FIRST AMENDMENT TO THE EQUITY COMMITMENT AGREEMENT dated as of October 27, 2006 (the “Amendment”), by and among Owens Corning (Reorganized) Inc., a Delaware corporation (“Owens Corning”), Owens Corning, a Delaware corporation (as debtor-in-possession, and as a reorganized debtor, the “Company”), and J.P. Morgan Securities Inc. (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor have heretofore executed and delivered an Equity Commitment Agreement, dated as of May 10, 2006 (the “Agreement”), by and between the Company and the Investor pursuant to which, in order to facilitate the Rights Offering (as defined in the Agreement), the Investor agreed to purchase on the Closing Date (as defined in the Agreement), and the Company agreed to sell, the Unsubscribed Shares (as defined in the Agreement), subject to the terms, conditions and limitations set forth in the Agreement;

WHEREAS, on July 10, 2006, the Company and certain of its subsidiaries filed a proposed Sixth Amended Joint Plan of Reorganization (as Modified) with the United States Bankruptcy Court for the District of Delaware;

WHEREAS, pursuant to the Plan, the Company was required to conduct a Rights Offering whereby each Eligible Holder, as of the Record Date, was offered the Right to purchase up to its Pro Rata share of 72,900,000 Shares at the Purchase Price;

WHEREAS, as contemplated by the Amended Plan, the Company intends to effect a restructuring plan which would organize the Company and its subsidiaries along the Company’s major business lines in connection with which Owens Corning was created to serve as the parent corporation and holding company for the Company and all its subsidiaries;

WHEREAS, pursuant to Section 19 of the Agreement, the parties to the Agreement agreed to consider in good faith appropriate modifications to the Agreement to accommodate the restructuring plan and the holding company structure.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein and in the Agreement, and other good and valuable consideration, Owens Corning, the Company and the Investor agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendments to Definitions. Each capitalized term used but not defined in this Amendment shall have the meaning given to it in the Agreement, except that the following definitions in the Agreement are hereby amended and restated as follows:

1.1.1 “Agreement” means the Equity Commitment Agreement, dated as of May 10, 2006, by and between the Company and the Investor, as amended by this Amendment and as further amended from time to time.

1.1.2 “Material Adverse Effect” means a material adverse effect on the business, results of operations, property or condition (financial or otherwise) of Owens Corning and its Subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole, as the case may be, or on the ability of Owens Corning or the Company, as the case may be, subject to the approvals and other authorizations set forth in Section 3(g) of the Agreement, to consummate the transactions contemplated by the Agreement or the Amended Plan.

1.1.3 “New Common Stock” means shares of common stock, par value $0.01 per share, of Owens Corning.

1.2 Amendments to Section 1.

1.2.1 Section 1(d) of the Agreement is hereby amended by replacing the reference to “the Company” with a reference to “Owens Corning.”

1.3 Amendments to Section 2.

1.3.1 Section 2(a) of the Agreement is hereby amended by replacing the reference to “the Company” with a reference to “Owens Corning.”

1.3.2 The last two sentences of Section 2(c) of the Agreement are hereby amended and restated as follows:

“Subject to the entry of the Agreement Order, the filing fee, if any, required by the HSR Act (as defined below) shall be paid by Owens Corning or the Company on behalf of the Investor when filings under the HSR Act are made, together with all expenses of the Investor incurred to comply therewith. These obligations are in addition to, and do not limit, Owens Corning’s and the Company’s obligations under Section 8.”

1.3.3 Sections 2(d) and (e) of the Agreement are hereby amended and restated as follows:

(d) As promptly as practicable, but in any event at least four (4) Business Days prior to the Closing Date, the Company will provide a Purchase Notice or a Satisfaction Notice to the Investor as provided above, setting forth a true and accurate determination of the aggregate number of Unsubscribed Shares, if any; provided, that on the Closing Date the Investor will purchase, and Owens Corning will sell, only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Investor to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.

(e) Delivery of the Unsubscribed Shares will be made by Owens Corning to the account of the Investor (or to such other accounts as the Investor may designate) at 9:00 a.m., New York City time, on the Effective Date (the “Closing Date”) against payment of the aggregate Purchase Price for the Shares by wire transfer of federal (same day) funds to the account specified by Owens Corning to the Investor at least 24 hours in advance.

1.4 Amendments to Section 3.

1.4.1 Section 3(b)(i)(A) of the Agreement is hereby amended and restated as follows:

“The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and, subject to entry of the Agreement Order and the Confirmation Order (together, the “Court Orders”) and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Rules 6004(g) and 3020(e) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) respectively, to perform its obligations hereunder and thereunder, including the issuance of the Rights. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights.”

1.4.2 Section 3(b) of the Agreement is hereby amended by adding the following as Section 3(b)(iii):

(i) The Company has the requisite corporate power and authority to enter into, execute and deliver the Amendment and to perform its obligations thereunder. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of the Amendment.

1.4.3 Section 3(c) of the Agreement is hereby amended by adding the following as Section 3(c)(iii):

(i) The Amendment has been duly and validly executed and delivered by the Company, and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

1.4.4 Sections 3(d) and 3(e) of the Agreement are deleted in their entirety.

1.4.5 Section 3(f) of the Agreement is hereby amended by adding the following paragraph:

The execution and delivery by the Company of the Amendment and the performance of and compliance by the Company with all of the provisions hereof and the consummation of the transactions contemplated herein (including compliance by the Investor with its obligations hereunder) (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent provided in or contemplated by the Amended Plan, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the

Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company applicable to the Company from and after the Effective Date and (iii) will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclause (i) or (iii) as will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except in any such case described in subclause (i), for (x) the registration under the Securities Act of resales of the Shares following exercise of Rights, (y) filings with respect to and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Act (the “HSR Act”) relating to the placement of Shares with the Investor and (z) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Investor.

1.4.6 Section 3(g) of the Agreement is hereby amended by adding the following paragraph:

No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of the Amendment and performance of and compliance by the Company with all of the provisions hereof and the consummation of the transactions contemplated herein, except (i) the registration under the Securities Act of resales of the Unsubscribed Shares, (ii) filings with respect to and the expiration or termination of the waiting period under the HSR Act relating to the placement of Shares with the Investor, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Incorporation to be applicable to the Company from and after the Effective Date and (iv) such consents, approvals, authorizations, registrations or qualifications (x) as may be required under NYSE or Nasdaq rules and regulations in order to consummate the transactions contemplated herein, (y) as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Investor or (z) the absence of which will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

1.4.7 The following shall be added as Section 3A of the Agreement:

3A. Representations and Warranties of Owens Corning. Owens Corning represents and warrants to, and agrees with, the Investor as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date:

(a) Owens Corning represents and warrants to, and agrees with, the Investor that each of the representations and warranties made by the Company in Section 3 of the Agreement are true and correct as of the date hereof and, except for representations, warranties and agreements that are expressly limited as to their date, and as of the Closing Date.

(b) Incorporation and Qualification. Owens Corning and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of their respective jurisdictions of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of Owens Corning and its Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent the failure to be so qualified or be in good standing has not had or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Corporate Power and Authority.

(i) (A) Owens Corning has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the Amendment and to perform its obligations hereunder and thereunder, including the issuance of the Shares. Owens Corning has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement and the Amendment, including the issuance of the Shares.

(B) When executed and delivered by Owens Corning, Owens Corning will have the requisite corporate power and authority to enter into, execute and deliver the Registration Rights Agreement and all necessary corporate action required for the due authorization, execution, delivery and performance of the Registration Rights Agreement will have been taken by Owens Corning.

(d) Execution and Delivery; Enforceability.

(i) This Agreement, the Amendment and the Registration Rights Agreement have been duly and validly executed and delivered by Owens Corning, and each such document will constitute the valid and binding obligations of Owens Corning, enforceable against Owens Corning in accordance with their respective terms.

(e) Authorized Capital Stock. Upon the Effective Date, the authorized, issued and outstanding shares of capital stock of Owens Corning will conform to the description set forth in the Registration Statement. As of the Operative Time and after giving effect to the restructuring plan pursuant to the Amended Plan, Owens Corning will own all the issued and outstanding shares of the Company and will have no liabilities, except as contemplated by the Amended Plan or the Disclosure Statement.

(f) Issuance. The Shares to be issued and sold by Owens Corning to the Investor hereunder have been duly and validly authorized and, when the Shares are issued and delivered against payment therefor in the Rights Offering or to the Investor hereunder, will be duly and validly issued, fully paid and non-assessable, and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(g) No Conflict.

(i) The sale, issuance and delivery of the Shares upon exercise of the Rights and the consummation of the Rights Offering and the execution and delivery by Owens Corning of the Amendment and the performance of and compliance by Owens Corning with all of the provisions hereof and of the Amended Plan and the consummation of the transactions contemplated herein and therein (including compliance by the Investor with its obligations hereunder and thereunder) (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent provided in or contemplated by the Amended Plan, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Owens Corning or any of its Subsidiaries is a party or by which Owens Corning or any of its Subsidiaries is bound or to which any of the property or assets of Owens Corning or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of Owens Corning included in the Registration Statement and as applicable to Owens Corning from and after the Effective Date and (iii) will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Owens Corning or any of its Subsidiaries or any of their properties, except in any such case described in subclause (i) or (iii) as will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except in any such case described in subclause (i), for (x) the registration under the Securities Act of resales of the Shares following exercise of Rights, (y) filings with respect to and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Act (the “HSR Act”) relating to the placement of Shares with the Investor and (z) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Investor.

(h) Consents and Approvals.

(i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over Owens Corning or any of its Subsidiaries or any of their properties is required for the sale, issuance and delivery of the Shares upon exercise of the Rights or to Investor hereunder and the consummation of the Rights Offering and the execution and delivery by Owens Corning of the Amendment and the Registration Rights Agreement and performance of and compliance by Owens Corning with all of the provisions hereof, thereof and of the Amended Plan and the consummation of the transactions contemplated herein and therein, except (i) the registration under the Securities Act of resales of the Unsubscribed Shares, (ii) filings with respect to and the expiration or termination of the waiting period under the HSR Act relating to the placement of Shares with the Investor, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Incorporation to be applicable to Owens Corning from and after the Effective Date and (iv) such consents, approvals, authorizations, registrations or qualifications (x) as may be required under NYSE or Nasdaq rules and regulations in order to consummate the transactions contemplated herein, (y) as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Investor or (z) the absence of which will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Arm’s Length. Owens Corning acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length contractual counterparty to Owens Corning with respect to the transactions contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, Owens Corning or any other person. Additionally, the Investor is not advising Owens Corning or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Owens Corning shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Investor shall have no responsibility or liability to Owens Corning with respect thereto. Any review by the Investor of Owens Corning, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investor and shall not be on behalf of Owens Corning.

(j) Financial Statements. The financial statements and the related notes thereto of Owens Corning included in the Registration Statement and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act, and present fairly in all material respects the financial position of Owens Corning as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Exchange Act Documents); and the pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus, has been prepared in accordance with the applicable requirements of the Securities Act, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus.

(k) Independent Accountants. PricewaterhouseCoopers, who have certified certain financial statements of Owens Corning, are independent public accountants with respect to Owens Corning as required by the Securities Act.

(l) Investment Company Act. As of the date hereof, Owens Corning is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(m) No Broker’s Fees. Neither Owens Corning nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against Owens Corning or any of its Subsidiaries or the Investor for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Rights or the Shares.

(n) No Registration Rights. Except as will be expressly provided in the Registration Rights Agreement, the Disclosure Statement or the Amended Plan, no person has the right to require Owens Corning or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Rights and the Shares.

(o) No Stabilization. Owens Corning has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

1.5 Amendments to Section 4. Section 4 of the Agreement is hereby amended by adding the following sentence after the first sentence thereof:

“The Investor represents and warrants to, and agrees with, Owens Corning as set forth below.”

1.5.1 Section 4(b) of the Agreement is hereby amended and restated as follows:

“Corporate Power and Authority. The Investor has the requisite corporate power and authority to enter into, execute and deliver the Agreement and the Amendment and to perform its obligations hereunder and thereunder and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, the Amendment and the Registration Rights Agreement.”

1.5.2 Section 4(c) of the Agreement is hereby amended and restated as follows:

“Execution and Delivery. This Agreement and the Amendment have been duly and validly executed and delivered by the Investor and each such document will constitute its valid and binding obligation, enforceable against it in accordance with their respective terms.”

1.5.3 Section 4(f) of the Agreement is hereby amended and restated as follows:

“Information. The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and Owens Corning and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the representations and warranties of the Company or Owens Corning or to relieve them from any obligations to the Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.”

1.6 Amendments to Section 5.

1.6.1 The first sentence of Section 5 of the Agreement is hereby amended and restated as follows:

“Owens Corning and the Company agree with the Investor:”

1.6.2 Section 5(j) of the Agreement are hereby amended (c) by replacing all references therein to “the Company” with references to “Owens Corning and the Company,” (d) by deleting the word “and” immediately prior to “(iv)” in the first sentence thereof and (e) by adding the following at the end of the first sentence thereof:

“and (v) the transfer of shares of capital stock of the Company to Owens Corning to consummate the restructuring transactions contemplated in the Amended Plan”.

1.6.3 Sections 5(k), (l) and (m) of the Agreement are hereby amended by replacing all references to “the Company” with references to “Owens Corning and the Company.”

1.6.4 Section 5(n) of the Agreement is hereby amended replacing all references to “28.6” with references to “28.2.”

1.7 Amendments to Section 6.

1.7.1 The first sentence of Section 6 of the Agreement is hereby amended and restated as follows:

“The Investor agrees with Owens Corning and the Company:”

1.7.2 Section 6(a) of the Agreement is hereby amended by replacing all references to “the Company” with references to “Owens Corning and the Company.”

1.8 Amendments to Section 7.

1.8.1 Sections 7(n), (t) and (u) of the Agreement are hereby amended and restated as follows:

(n) Enforceability. This Agreement shall be valid and enforceable against Owens Corning and the Company, and neither Owens Corning nor the Company shall be in breach of this Agreement.

(t) Representations and Warranties and Covenants. The representations and warranties of the Company in paragraphs (a)-(h), (j)-(m), (o), (r), (bb)-(ii) of Section 3 shall be true and correct on the date hereof and as if made on the Closing Date, the representations and warranties of the Company in paragraphs (i), (n), (p), (q) and (s)-(aa) of Section 3 shall be true and correct as of May 10, 2006 (and shall not be required to be true on any subsequent date), the representations and warranties of Owens Corning in paragraphs (a)-(k) and (m)-(o) of Section 3A shall be true and correct on the date hereof and as if made on the Closing Date, the representations and warranties of Owens Corning in paragraph (l) of Section 3A shall be true and correct on the date hereof (and shall not be required to be true on any subsequent date) and Owens Corning and the Company shall have complied in all material respects with all covenants to this Agreement and the Registration Rights Agreement.

(u) Officer’s Certificate. The Investor shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and of Owens Corning and one additional senior executive officer of the Company and of Owens Corning who are satisfactory to the Investor (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the information set forth therein is true and correct, (ii) confirming that Owens Corning and the Company have satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in Sections 7(g) and 7(t) above.

1.8.2 Section 7 of the Agreement is hereby amended by adding the following at the end thereof:

(w) Good Standing. The Investor shall have received on and as of the Closing Date satisfactory evidence of the good standing of Owens Corning in its jurisdiction of incorporation, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

1.9 Amendments to Section 8. Section 8 of the Agreement is hereby amended by replacing all references to “the Company” with a collective reference to “Owens Corning and the Company.” All obligations of Owens Corning and the Company pursuant to Section 8 of the Agreement shall be on a joint and several basis.

1.10 Amendments to Section 11. Section 11 of the Agreement is hereby amended by replacing all references to “the Company” with references to “Owens Corning and the Company.”

ARTICLE II

MISCELLANEOUS

2.1 Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Investor that each of the representations and warranties set forth in paragraphs (a)-(h), (j)-(m), (o), (r) and (bb)-(ii) of Section 3 of the Agreement are true and correct on the date hereof. Owens Corning represents and warrants to, and agrees with, the Investor that each of the representations and warranties set forth in paragraphs (b)-(o) of Section 3A of the Agreement are true and correct on the date hereof.

2.2 Representations and Warranties of the Investor. The Backstop Purchasers holding a majority of the Purchase Commitments (other than the Initial Purchaser and its affiliates) (as each term is defined in the Syndication Agreement) have consented to the terms of this Amendment pursuant to Section 7(b) of the Syndication Agreement.

2.3 Effect of Amendment. Upon the execution and delivery of this Amendment by the parties hereto, the Amendment shall be effective; provided, that the amendments to the Agreement set forth in Article I of this Amendment shall not become operative until the Operative Time (as defined below). At the Operative Time, the Agreement shall be amended in accordance herewith, and this Amendment shall form a part of the Agreement for all purposes and Owens Corning shall become a party to the Agreement as of the Operative Time as if originally named therein as a party thereto, except that, in the case of conflict, this Amendment shall control. The Agreement, as modified and amended by this Amendment, is hereby ratified and confirmed in all respects and all the terms, conditions and provisions thereof shall remain in full force and effect in accordance with its terms. In no event shall this Amendment affect any rights or obligations of the parties thereto arising prior to the Operative Time. The “Operative Time” shall occur simultaneously with OCD’s emergence from Proceedings under the Bankruptcy Code on the Effective Date.

2.4 Expenses. Owens Corning and the Company hereby confirm and agree that the provisions of Section 2(b) of the Agreement shall apply to this Amendment.

2.5 Assignment; Third Party Beneficiaries. This Amendment shall be subject to the provisions of Section 12 of the Agreement.

2.6 Governing Law. THIS AMENDMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

2.7 Counterparts. This Amendment may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

2.8 Waivers and Amendments. This Amendment shall be subject to the provisions of Section 16 of the Agreement.

2.9 Headings. The headings in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

2.10 Specific Performance. This Amendment shall be subject to the provisions of Section 18 of the Agreement.

2.11 Severability. If any provision of this Amendment shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Amendment, unless the result thereof would be unreasonable in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first written above.

OWENS CORNING

By:	/s/ Stephen K. Krull
	Name:	Stephen K. Krull
	Title:	Sr. Vice President, General Counsel & Secretary

OWENS CORNING (REORGANIZED) INC.

By:	/s/ Stephen K. Krull
	Name:	Stephen K. Krull
	Title:	Sr. Vice President, General Counsel & Secretary

J.P. MORGAN SECURITIES INC.

By:	/s/ John Abate
	Name:	John Abate
	Title:	Authorized Signatory

[Signature Page to the First Amendment to the Equity Commitment Agreement]